SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2023

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23333	91-1863696
State or other jurisdiction	Commission	(I.R.S. Employer
Of incorporation	File Number	Identification No.)

624 Simpson Avenue, Hoquiam, Washington	98550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Timberland Bancorp, Inc. (the “Company”) and its financial institution subsidiary, Timberland Bank (“Bank”), announced that Edward Foster retired from the Chief Credit Officer positions at both the Company and the Bank on December 31, 2023.  Mr. Foster had served as the Chief Credit Officer since 2012.  The Company expressed its appreciation for the dedicated service and leadership that Mr. Foster provided during his time at both the Company and the Bank and wishes him well during his retirement.

(c) As a result of Mr. Foster’s retirement, Todd Van Cise, age 52, was appointed as the Chief Credit Officer of the Company and the Bank, effective January 1, 2024.  Mr. Van Cise has been with the Company since 2012 and most recently held the position of Senior Vice President of Credit Administration and previously served as a Commercial Bank Team Leader.  Mr. Van Cise is a graduate of the University of Washington and Pacific Coast Banking School and previously served four years in the United States Army.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: January 2, 2024	By: /s/Dean J. Brydon
Dean J. Brydon
Chief Executive Officer